UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2019

THE MADISON SQUARE GARDEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-36900	47-3373056
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Penn Plaza, New York, New York		10121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area (212) 465-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	MSG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

As previously disclosed in a Form 8-K filed by The Madison Square Garden Company (collectively with its subsidiaries, “MSG”) with the Securities and Exchange Commission (the “SEC”) on July 17, 2018, subsidiaries of MSG and Las Vegas Sands Corp. (collectively with its subsidiaries, “Sands”) entered into a long-term ground lease agreement (the “Lease Agreement”) pursuant to which MSG leased a parcel of land in Las Vegas, Nevada (the “Premises”) from Sands in order to develop and construct a music and entertainment venue (the “MSG Sphere”) and a pedestrian bridge that will directly connect the MSG Sphere to the Venetian/ Palazzo/Sands Expo complex (the “Bridge,” and the Bridge together with the MSG Sphere, the “Project”).

On May 31, 2019, a subsidiary of MSG and Hunt Construction Group Inc. (“Hunt”) entered into a construction agreement (the “Construction Agreement”) in connection with the Project. Under the Construction Agreement, MSG has engaged Hunt to oversee and perform the construction work for the Project on a cost-plus basis, with Hunt’s responsibilities to include, among other things, the direct performance of construction work, the engagement and supervision of, and responsibility for, subcontractors, the furnishing of construction materials, supplies and equipment, and the achievement of specific construction-related milestones.

Under the Construction Agreement, MSG will reimburse Hunt for the costs incurred by Hunt in connection with the Project (subject to certain exceptions and limitations), including payments required to be made by Hunt to subcontractors for work performed, and materials, supplies and equipment furnished pursuant to subcontracts approved by MSG. MSG will also pay Hunt a fee that will be calculated as a percentage of the total cost of the work performed under the Construction Agreement, with the actual percentage to be determined based on the terms of the Construction Agreement. The Construction Agreement has incentives and penalties based on total cost and timing of completion.

In addition to other termination rights, MSG may terminate the Construction Agreement for convenience at any time upon 15 calendar days prior written notice to Hunt, subject to payment of certain incurred costs, accrued fee amounts and other unreimbursed amounts owing to Hunt as of the termination date.

The foregoing description of the Construction Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Construction Agreement, a copy of which will be filed as an exhibit to the Annual Report on Form 10-K of The Madison Square Garden Company for the fiscal year ended June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADISON SQUARE GARDEN COMPANY (Registrant)

By:	/s/ Mark C. Cresitello
	Name:	Mark C. Cresitello
	Title:	Senior Vice President, Associate General Counsel & Secretary

Dated: June 3, 2019

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